Exhibit 10.10

English Translation

Supplementary Agreement

to Equity Pledge Agreement

October 11, 2010

VODone Limited entered into an equity pledge agreement (“Equity Pledge Agreement”) with Kuang Yixun and Hu Zhenning in respect of the equity pledge on September 30, 2010. This Supplementary Agreement is entered into as a supplement to the Equity Pledge Agreement.

In this Supplementary Agreement, except as otherwise defined, all the terms and phrases already defined or interpreted in the Equity Pledge Agreement shall have the same meanings as ascribed to them in the Equity Pledge Agreement.

The Parties hereby agree that except in Paragraphs (1) and (2) of the Preamble of the Equity Pledge Agreement, “OWX Hong Kong Limited” shall be replaced by “OWX Holding Co. Ltd.” whenever it is referred to in the Equity Pledge Agreement.

In addition, the Preamble of the Equity Pledge Agreement will be amended as below and become effective as of the signing date of this Supplementary Agreement:

(1) Paragraph (1) of the Preamble is deleted and replaced with the following Paragraph (1):

1.              Party A, Bright Way and OWX Hong Kong Limited have entered into the Asset Purchase Agreement on September 30, 2010; and thereafter Kuang Yixun, Hu Zhenning, OWX Hong Kong Limited and OWX Holding Co. Ltd. have entered into the Assignment Agreement on October 11, 2010, pursuant to which OWX Hong Kong Limited assigns all the rights, interests and obligations under the Asset Purchase Agreement to OWX Holding Co. Ltd.;

(2) Paragraph (2) of the Preamble is deleted and replaced with the following Paragraph (2):

2.              Party A, Party B and OWX Holding Co. Ltd. will enter into the OWX Holding Co., Ltd. Shareholders’ Agreement on the Closing Date.

Other than the above amendments, all the other provisions of the Equity Pledge Agreement shall remain unchanged, in force and enforceable.

This Supplementary Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

Kuang Yixun
Signature:	/s/ Kuang Yixun
Witness (name):
Signature:

Hu Zhenning
Signature:	/s/ Hu Zhenning
Witness (name):
Signature:

VODone Limited	[affixed with common seal]

Signature & seal:

Authorized representative (name):

Position:
Witness (name):

Signature:	/s/ Sin Hendrick